Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the vTv Therapeutics Inc. 2015 Omnibus Equity Incentive Plan, as amended, of our report dated February 20, 2020, with respect to the consolidated financial statements of vTv Therapeutics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 3, 2020